                                                                    EXHIBIT 10.2


                         AGREEMENT OF PURCHASE AND SALE

                            AND ESCROW INSTRUCTIONS


                                    between


                       JOHN S. MCCOY and ELAINE L. MCCOY,
          Trustees of the McCoy Family Trust dated November 11, 1991;

                   LARRY E. CHERNOFF and DEBORAH H. CHERNOFF,
         Trustees of the Chernoff Family Trust dated October 31, 1991;

                   CHARLES H. CHUBAK and PATRICIA A. CHUBAK,
          Trustees of the Chubak Family Trust dated January 10, 1992;

                                      and

                       ROBERT SOLOMON and PAMELA SOLOMON,
          Trustees of the Solomon Family Trust dated January 23, 1997;

                            collectively, as Seller,


                                      and


                              FOUR MEDIA COMPANY,
                            a Delaware corporation,

                                 as Purchaser



                        Dated:  As of September 10, 1998

                               TABLE OF CONTENTS

                                                                   Page
ARTICLE 1    PURCHASE AND SALE OF PROPERTY......................    1
       1.1   Property...........................................    1
       1.2   Solomon Trust......................................    3

ARTICLE 2    PURCHASE PRICE.....................................    3
       2.1   Purchase Price.....................................    3
       2.2   Payment of Purchase Price..........................    3
       2.3   Treatment of Deposits and Closing Payment..........    4
       2.4   Allocation of Purchase Price.......................    4

ARTICLE 3    PURCHASER'S DUE DILIGENCE PERIOD...................    4
       3.1   Due Diligence Period...............................    4
       3.2   Physical and Environmental Condition of Property...    5
       3.3   Planning, Zoning and Rent Control Status...........    5
       3.4   Review of Documentation............................    6
       3.5   Termination Rights of Purchaser....................    8

ARTICLE 4    TITLE AND SURVEY...................................    9
       4.1   Preliminary Title Reports..........................    9
       4.2   Surveys............................................    9
       4.3   Supplemental Report................................   10
       4.4   Title Objection Notice.............................   10
       4.5   Election of Non-Removal............................   10
       4.6   Non-Removal by Seller..............................   11
       4.7   Condition of Title.................................   11
       4.8   Title Policies.....................................   12

ARTICLE 5    LEASE ASSUMPTIONS..................................   12
       5.1   Assumable Leases...................................   12
       5.2   Landlord Estoppel Certificates and Consents........   13
       5.3   Purchaser's Rights.................................   14

ARTICLE 6    OPENING AND CLOSING OF ESCROW......................   14
       6.1   Establishment of Escrow............................   14
       6.2   Opening of Escrow..................................   14
       6.3   Form Escrow Instructions...........................   14
       6.4   Closing Date.......................................   15
       6.5   Place of Closing...................................   15

ARTICLE 7    CONSUMMATION OF SALE AND CONDITIONS TO CLOSING.....   15
       7.1   Documents and Funds Delivered into Escrow or
             by Escrow Holder...................................   15
       7.2   Conditions to Close................................   16
       7.3   Recordation and Transfer...........................   17
       7.4   Possession of Property.............................   18
       7.5   Post-Closing Delivery..............................   18


ARTICLE 8    PRORATIONS AND COSTS...............................   18
       8.1   Real Property and Improvements.....................   18
       8.2   Assumable Leases...................................   19

ARTICLE 9    REPRESENTATIONS AND WARRANTIES.....................   19
       9.1   Representations of Seller..........................   19
       9.2   Representations of Purchaser.......................   21

ARTICLE 10   OPERATION OF THE PROPERTY DURING ESCROW PERIOD.....   22
      10.1   Seller's Obligations...............................   22
      10.2   Access Rights of Purchaser.........................   24

ARTICLE 11   CONDEMNATION AND DESTRUCTION.......................   24
      11.1   Condemnation.......................................   24
      11.2   Damage or Destruction of Improvements..............   25

ARTICLE 12   REAL ESTATE COMMISSIONS............................   26
      12.1   Payment of Commission..............................   26
      12.2   Cross-Indemnity....................................   26

ARTICLE 13   REMEDIES...........................................   26
      13.1   Seller's Remedy....................................   26
      13.2   Available Remedies.................................   28

ARTICLE 14   GENERAL PROVISIONS.................................   28
      14.1   Notices............................................   28
      14.2   Assignment.........................................   29
      14.3   Attorneys' Fees and Legal Expenses.................   30
      14.4   Reporting of Foreign Investment....................   30
      14.5   Time Calculations..................................   30
      14.6   Entire Agreement...................................   30
      14.7   Applicable Law.....................................   31
      14.8   Amendments.........................................   31
      14.9   Severability.......................................   31
     14.10   Further Assurances.................................   31
     14.11   Counterpart Execution..............................   31
     14.12   Gender and Number..................................   31
     14.13   Section Headings...................................   31
     14.14   Exhibits Incorporated by Reference.................   31
     14.15   Publicity..........................................   31

                                LIST OF EXHIBITS
                                ----------------


EXHIBIT "A":    Legal Description of 6344 Fountain Avenue

EXHIBIT "B":    Legal Description of 1010 North Highland Avenue

EXHIBIT "C":    Legal Description of 838 North Seward Street

EXHIBIT "D":    Legal Description of 1921 North Wilcox

EXHIBIT "E":    Legal Description of 1313 Seventh Street

EXHIBIT "F":    List of Tenant Leases

EXHIBIT "G":    Legal Description of 6345 Fountain Avenue

EXHIBIT "H":    Legal Description of 1222 Sixth Street

EXHIBIT "I":    Legal Description of 2222 Columbus Street

EXHIBIT "J":    Legal Description of 545 Sansome Street

EXHIBIT "K":    Form of Landlord Estoppels

EXHIBIT "L":    Form of Grant Deeds

EXHIBIT "M":    Form of Bills of Sale

EXHIBIT "N":    Form of Landlord Lease Assignments

EXHIBIT "O":    Form of Certification of Seller

EXHIBIT "P":    Exceptions To Representations and Warranties

                             TABLE OF DEFINED TERMS
                             ----------------------


                                                                        Page
                                                                        ----
1010 North Highland Avenue...........................................      1
1222 Purchase Option.................................................     12
1222 Sixth Street....................................................     12
1222 Sixth Lease.....................................................     12
1313 Seventh Street..................................................      2
1921 North Wilcox....................................................      2
2222 Columbus Street.................................................     12
2222 Columbus Lease..................................................     13
545 Sansome Lease....................................................     13
545 Sansome Street...................................................     13
6344 Fountain Avenue.................................................      1
6345 Purchase Option.................................................     12
6345 Fountain Lease..................................................     12
6345 Fountain Avenue.................................................     12
838 North Seward Street..............................................      1
Agreement............................................................      1
ALTA Title Reports...................................................     10
ALTA Owner's Policies................................................      9
ALTA Title Report....................................................     10
ALTA Owner's Policy..................................................      9
Applicable Agencies..................................................      6
Applicable Agencies..................................................     23
Appurtenances........................................................      2
Assumable Leases.....................................................     13
Authorized Broker....................................................     26
Bills of Sale........................................................     15
Certification of Seller..............................................     16
CIBC.................................................................     30
Closing..............................................................     15
Closing Payment......................................................      3
Closing Date.........................................................     15
CLTA Owner's Policy..................................................      9
CLTA Owner's Policies................................................      9
Condemnation Termination Notice......................................     25
Damage Notice Period.................................................     25
Damage Termination Notice............................................     25
Deposit..............................................................      3
Diligence Termination Notice.........................................      8
Due Diligence Period.................................................      4
Election of Non-Removal..............................................     10
Encore...............................................................     12
Environmental Laws...................................................     20
Escrow Period........................................................     22
Escrow Holder........................................................     14
Escrow...............................................................     14
Existing Applications................................................      6
Existing Permits.....................................................      6
Grant Deeds..........................................................     15
Hazardous Materials..................................................     20

Improvements.........................................................      2
Intangible Property..................................................      2
Landlord Estoppel Certificate........................................     13
Landlord Consent.....................................................     13
Landlord Lease Assignments...........................................     15
Leasehold Termination Notice.........................................     14
Leasehold Properties.................................................     13
Listed Exceptions....................................................     10
MSCL.................................................................     12
Notice of Violation..................................................     20
Notices..............................................................     28
Owner's Title Policy.................................................     12
Owner's Title Policies...............................................     12
Permitted Encumbrances...............................................     11
Personal Property....................................................      2
Planning Permits.....................................................      6
Preliminary Title Reports............................................      9
Preliminary Title Report.............................................      9
Property.............................................................      3
Property Information Documents.......................................      6
Purchase Price.......................................................      3
Purchaser............................................................      1
Real Properties......................................................      1
Real Property........................................................      1
Reference Date.......................................................      1
Refundable Event.....................................................      4
Seller...............................................................      1
Seller Mortgages.....................................................     10
Service Contracts....................................................      6
Solomon Trust........................................................      3
Stock Purchase Agreement.............................................     15
Studies..............................................................      5
Supplemental Report..................................................     10
Survey...............................................................      9
Surveys..............................................................      9
Tenant Leases........................................................      8
Title Objection Notice...............................................     10
Title Company........................................................      9
Title Termination Notice.............................................     11
Violations...........................................................     20
Lenders..............................................................     30

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------
                            AND ESCROW INSTRUCTIONS
                            -----------------------

  THIS AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS ("AGREEMENT") is entered into as of the 10th day of September, 1998 ("REFERENCE DATE") by and between JOHN S. MCCOY and ELAINE L. MCCOY, as Trustees of the McCoy Family Trust dated November 11, 1991; LARRY E. CHERNOFF and DEBORAH H. CHERNOFF, as Trustees of the Chernoff Family Trust dated October 31, 1991; CHARLES H. CHUBAK and PATRICIA A. CHUBAK, as Trustees of the Chubak Family Trust dated January 10, 1992; and ROBERT SOLOMON and PAMELA SOLOMON, Trustees of the Solomon Family Trust dated January 23, 1997 (collectively, "SELLER") and FOUR MEDIA COMPANY, a Delaware corporation ("PURCHASER"). Seller and Purchaser hereby agree as follows:

                                   ARTICLE 1
                                   ---------
                         PURCHASE AND SALE OF PROPERTY
                         -----------------------------

  1.1    PROPERTY.  Subject to and upon the terms and conditions of this
         --------
Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of Seller's right, title and interest in the following:

  1.1.1 Those certain tracts of land (collectively, the "REAL PROPERTIES" and individually, a "REAL PROPERTY") described as follows:

  1.1.1(a) That certain real property located in the City of Los Angeles, County of Los Angeles, State of California, commonly referred to as 6332-6336 1/2 Fountain Avenue, 6344 Fountain Avenue and 6350 Fountain Avenue, which is more particularly described in Exhibit "A" to this Agreement ("6344 FOUNTAIN
                               -----------
AVENUE").

  1.1.1(b) That certain real property located in the City of Los Angeles, County of Los Angeles, State of California, commonly referred to as 1010 North Highland Avenue, which is more particularly described in Exhibit "B" to this
                                                         -----------
Agreement ("1010 NORTH HIGHLAND AVENUE").

  1.1.1(c) That certain real property located in the City of Los Angeles, County of Los Angeles, State of California, commonly referred to as 838 North Seward Street, which is more particularly described in Exhibit "C" to this
                                                       -----------
Agreement ("838 NORTH SEWARD STREET").

  1.1.1(d) That certain real property located in the City of Los Angeles, County of Los Angeles, State of California, commonly referred to as 1921 North Wilcox, which is more particularly described in Exhibit "D" to this Agreement ("1921 NORTH WILCOX").
                          -----------

  1.1.1(e) That certain real property located in the City of Santa Monica, County of Los Angeles, State of California, commonly referred to as 1313 Seventh Street and 702 Arizona Avenue, which is more particularly described in Exhibit
                                                                       -------
"E" to this Agreement ("1313 SEVENTH STREET").
---

  1.1.2 All buildings, improvements and fixtures located on the Real Properties as of the Reference Date (collectively, "IMPROVEMENTS").

  1.1.3 All of Seller's right, title, interest, privileges, easements and appurtenances to the Real Properties and the Improvements, including, without limitation, (a) all mineral, mining and water rights and (b) all easements, rights-of-way, and other appurtenances used or connected with the beneficial use or enjoyment of the Real Properties and the Improvements, including, without limitation, access to a public way and all right, title and interest of Seller in and to any land lying in the bed of any street, alley, gore, road or avenue opened or proposed, appurtenant to, abutting, or adjoining the Real Properties, to the center line thereof (collectively, the "APPURTENANCES").

  1.1.4 All of Seller's right, title and interest, if any, without warranty, in and to all tangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy or improvement of the Real Properties and Improvements, including without limitation: (a) equipment, machinery, and supplies; (b) all tools, supplies, and construction and finish materials not incorporated in the Improvements and held for repairs and replacements, whether stored on or off-site; (c) utility systems and components not otherwise deemed fixtures; and (d) any and all deposits, bonds or other security deposited or delivered by Seller with or to any and all governmental bodies, utility companies or other third parties in connection with the operation, ownership, maintenance, management, occupancy or improvement of the Real Properties and Improvements (collectively, the "PERSONAL PROPERTY").

  1.1.5 All of Seller's right, title and interest in and to all intangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, development or occupancy of the Real Properties and Improvements, each to the extent of such use or utilization (collectively, the "INTANGIBLE PROPERTY"). The Intangible Property includes, without limitation, (a) all trade names and trade marks associated with the Real Properties and Improvements; (b) all plans and specifications for the Improvements; (c) all warranties in favor of Seller; (d) all indemnities in favor of Seller; (e) all claims against third parties; (f) all contract rights related to the construction, operation, ownership or management of the Real Properties and Improvements that are expressly assumed by Purchaser pursuant to this Agreement; (g) permits, licenses and approvals, including, without limitation, Existing Permits (as hereinafter defined), (h) all pending applications for Planning Permits whether issued or applied for in name of Seller, Purchaser or any prior owner of the Real Properties and Improvements or any agent thereof, including, without limitation, the Existing Applications (as hereinafter defined), and (i) insurance proceeds and condemnation awards or claims thereto to be assigned to Purchaser hereunder.

  The Real Properties, Improvements, Appurtenances, Personal Property and Intangible Property are hereinafter sometimes collectively referred to as the "PROPERTY".

  1.2    SOLOMON TRUST.  Robert Solomon and Pamela Solomon, Trustees of the
         -------------
Solomon Family Trust dated January 23, 1997 ("SOLOMON TRUST") own an undivided five percent (5%) interest of 1921 North Wilcox. The Solomon Trust has no ownership interest in any other Real Property (or the Improvements, Appurtenances, Personal Property or Intangible Property related thereto) that is the subject of this Agreement other than 1921 North Wilcox. All rights, obligations and warranties of the Solomon Trust under this Agreement relate and apply only to 1921 North Wilcox and do not relate or apply to any other Property (or Improvements, Appurtenances, Personal Property or Intangible Property related thereto) that is the subject of this Agreement.

                                   ARTICLE 2
                                   ---------
                                 PURCHASE PRICE
                                 --------------

  2.1    PURCHASE PRICE.  The purchase price for the Property shall be ELEVEN
         --------------
MILLION TWO HUNDRED THOUSAND DOLLARS ($11,200,000) ("PURCHASE PRICE").

  2.2    PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be paid by
         -------------------------
Purchaser as follows:

       2.2.1 TEN THOUSAND DOLLARS ($10,000) ("DEPOSIT") to be deposited by Purchaser with Escrow Holder (as hereinafter defined) no later than the five (5) business days following the mutual execution of this Agreement by Seller and Purchaser.

       2.2.2 ELEVEN MILLION ONE HUNDRED NINETY THOUSAND DOLLARS ($11,190,000), which sum may be subject to adjustment for any prorations required pursuant to Article 8 ("CLOSING PAYMENT"), to be deposited by Purchaser with Escrow Holder at Closing. The Closing Payment shall be made by wire transfer to Escrow Holder of immediately available funds.

  2.3    TREATMENT OF DEPOSITS AND CLOSING PAYMENT.
         -----------------------------------------

      2.3.1 In the event that Closing occurs, the Deposit and the Closing Payment shall be credited against the Purchase Price.

      2.3.2 The Deposit and the Closing Payment shall be placed by Escrow Holder in a federally-insured, interest-bearing account satisfactory to Purchaser. Except as provided in Section 13.1, interest earned on the Deposit and the Closing Payment shall be for the account of Purchaser.

      2.3.3 The Deposit and Closing Payment shall be refundable to Purchaser, in the event of one of the following events (collectively, "REFUNDABLE EVENT"):
(a) a default by Seller of its obligations under this Agreement, (b) the termination of this Agreement by either party pursuant to rights to terminate under this Agreement, or (c) the non-occurrence of any of the conditions to close in Section 7.2, unless waived by Purchaser in its sole and absolute discretion. Upon the occurrence of a Refundable Event, Escrow Holder shall refund the Deposit and any Closing Payment to Purchaser on the next business day following written request by Purchaser.

  2.4    ALLOCATION OF PURCHASE PRICE.  Seller shall deliver written
         ----------------------------
instructions to Escrow Holder directing the distribution of the Purchase Price between the trust entities which comprise the Seller. The failure of Seller to deliver such written instructions or the failure of the trust entities which comprise the Seller to mutually agree on the allocation of the Purchase Price to the Seller shall not alter, affect or delay the obligations of Seller or the rights of Purchaser under this Agreement.

                                   ARTICLE 3
                                   ---------
                        PURCHASER'S DUE DILIGENCE PERIOD
                        --------------------------------

  3.1    DUE DILIGENCE PERIOD.  Purchaser shall have a period of time ("DUE
         --------------------
DILIGENCE PERIOD") to investigate and satisfy itself, as to any and all matters related to (a) the physical condition and environmental condition of the Real Properties and the physical and structural condition of the Improvements pursuant to Section 3.2, (b) the planning, zoning, land use and rent control status of the Property pursuant to Section 3.3, (c) the existing documents and agreements affecting the Property pursuant to Section 3.4, and (d) the suitability and economic viability of the Property for Purchaser's intended purposes. Unless further extended by mutual agreement of Seller and Purchaser, the Due Diligence Period shall conclude at 5:00 p.m., California time, on the business day immediately proceeding the Closing Date.

  3.2    PHYSICAL AND ENVIRONMENTAL CONDITION OF PROPERTY.
         ------------------------------------------------

     3.2.1 During the Due Diligence Period, Purchaser shall have the right to investigate and physically inspect, and satisfy itself, as to all matters concerning the physical and environmental condition of the Property, including, but not limited to, soil, geology, compaction and toxicity of the Real Properties, rights of access and ingress and egress to and from the Real Properties and the physical condition and structural integrity of the Improvements. Purchaser shall also have the right to investigate and physically inspect the physical and environmental condition of the Leasehold Properties (as hereinafter defined) in accordance with Section 5.2 of the Stock Purchase Agreement.

     3.2.2 In connection with its investigation and inspection of the physical condition of the Real Properties and the condition and structural integrity of the Improvements and all equipment and utility systems relating to the Improvements during the Due Diligence Period, Purchaser shall have the right, at reasonable times and upon prior notice to Seller, to (a) enter any and all of the Real Properties and the corresponding Improvements thereon for the purpose of making such surveys, investigations, soil tests, compaction and geology studies, physical inspections and tests of the Improvements, investigations and other tests (collectively, the "STUDIES") as Purchaser deems necessary or appropriate; and (b) make inquiry of any persons in possession or occupancy of any and all of the Real Properties and the corresponding Improvements thereon. All Studies shall be performed at Purchaser's sole cost and expense.

     3.2.3 Purchaser shall indemnify, defend and hold harmless Seller from claims or damages arising out of any physical damage to Property or any liens recorded against the Property resulting from such Studies. Such indemnity shall not include any claims or damages relating to (a) the discovery of any physical defects in the Property or (b) the discovery of the presence of any Hazardous Materials (as hereinafter defined) on, in or under the Property or any adjacent parcels or (c) any economic loss, loss of profits, diminution in value or any other consequential damages.

     3.2.4    Any investigation or studies shall be conducted in a fashion to
(a) preserve the confidentiality of the transactions contemplated by this Agreement and the Stock Purchase Agreement and (b) to minimize any interference with the operations of Seller or any tenant or tenants at the Property.

  3.3    PLANNING, ZONING AND RENT CONTROL STATUS.  During the Due Diligence
         ----------------------------------------
Period, Purchaser shall have the right to generally investigate and review:

     3.3.1 All the planning, zoning, land use and rent control laws and regulations of the cities in which the Real

Properties are located, and other applicable local, state and federal laws and regulations, as said laws and regulations affect the ownership, use, and any proposed or contemplated development by Purchaser of the Property or any portion thereof.

     3.3.2 All planning, zoning, land use or rent control permits or approvals related to the Property or any portion thereof, including, without limitation, (a) development agreements, (b) development permits and approvals,
(c) final and tentative tract maps, (d) conditional use permits, other use permits and variances, and (e) building, grading and other technical permits (collectively the "PLANNING PERMITS") which have been issued, granted or approved by the cities in which the Real Properties are located, or other governmental agencies having jurisdiction over the Property ("APPLICABLE AGENCIES") as of the Reference Date of this Agreement (collectively, the "EXISTING PERMITS").

     3.3.3 All applications for Planning Permits which have been filed with Applicable Agencies as of the Reference Date of this Agreement, if any ("EXISTING APPLICATIONS").

     3.3.4 All environmental impact reports and negative declarations which have been submitted to, or prepared by, Applicable Agencies related to the Property or any portion thereof.

  3.4    REVIEW OF DOCUMENTATION.
         -----------------------

     3.4.1 During the Due Diligence Period, Seller shall provide Purchaser with reasonable access to Seller's books and records related to the Property. No later than 5:00 p.m., California time, on the third business day following mutual execution of this Agreement by Seller and Purchaser, Seller shall deliver to Purchaser true and complete copies of the following documents which are within the possession of Seller or MSCL (as hereinafter defined) (collectively, the ("PROPERTY INFORMATION DOCUMENTS").

        3.4.1(a) A written list, together with copies of all listed documents, of (i) all Existing Permits, (ii) Existing Applications, (iii) all existing certificates of occupancy for any portion of the Property, (iv) all other licenses, permits, authorizations and approvals from any Applicable Agency with respect to the Property, or any portion thereof, the occupancy thereof or any present or permitted use thereof.

        3.4.1(b) A written list, together with copies of all listed documents, of all management, service, supply, equipment rental, and other contracts related to the operation or improvement of the Property, or any portion thereof, which are in effect as of the Reference Date (collectively the "SERVICE CONTRACTS").

        3.4.1(c) A written list, together with copies of all listed documents, of (i) any surveys of any Real Property and the corresponding Improvements thereon; (ii) any report or study related to the soil or environmental condition of any Real Property, including, without limitation, any studies or reports relating to storage tanks, asbestos or any Hazardous Materials in, on or beneath any Real Property or adjoining sites and Phase I or Phase II environmental reports; and (iii) any report or study related to the physical condition of any Real Property, including, without limitation, structural engineering reports and reports regarding drainage, sewer, septic, electrical, water, mechanical and elevator systems.

        3.4.1(d) Copies of ad valorem property tax statements relating to any portion of the Property for the current tax year.

        3.4.1(e) Copies of Seller's certificates of insurance for all portions of the Property and any notices received from insurance carriers.

        3.4.1(f) Copies of any documents or materials relating to (i) any litigation or potential litigation which affects or may affect the Property or any portion thereof; (ii) the condemnation or potential condemnation of the Property or any portion thereof; (iii) any proceeding of any kind pending or threatened affecting any of the Property or any portion thereof or the ability of Seller to consummate the transactions contemplated by this Agreement; or (iv) any citations, violation notices or other notices received from governmental agencies relating to any Real Property and corresponding Improvements thereon.

        3.4.1(g) Any and all building plans and specifications for the Improvements showing their "as-built" condition, including but not limited to any plans and specifications relating to additions, enlargements or installation of fixtures relating to the Real Properties and Improvements.

        3.4.1(h) Copies of all utility bills, including, without limitation, water, sewer, electrical and gas, for the twelve (12) months preceding the month in which the Reference Date occurs relating to the Real Properties and Improvements.

        3.4.1(i) Any and all reports or summaries prepared by or on behalf of Seller relating to the operating expenses of the Real Properties and Improvements.

    3.4.2 Prior to the execution of this Agreement, Seller provided to Purchaser a written list, together with copies of all listed documents, of:

             3.4.2(a) The existing leases affecting all portions of the Real Properties and Improvements (collectively, the "TENANT LEASES"). A copy of this written list is attached hereto as Exhibit "F".
                                   -----------

             3.4.2(b)  A copy of the Assumable Leases (as hereinafter defined).

        3.4.3 The Property Information Documents that are required to be delivered to Purchaser include any such documents in the possession of MSCL or any subsidiaries thereof. In addition, if Seller has knowledge that certain Property Information Documents that are not in the possession of Seller or MSCL are in the possession of any employees, agents, representatives or contractors of Seller or MSCL or any subsidiaries thereof, Seller shall use commercially reasonable efforts (provided such efforts shall not require any additional payments by Seller) to obtain such Property Information Documents from such third parties for delivery to Purchaser.

        3.4.4 In the event that this Agreement is terminated for any reason, Purchaser agrees to immediately return to Seller all copies of the Property Information Documents.

     3.5       TERMINATION RIGHTS OF PURCHASER.
               -------------------------------

        3.5.1 If, at any time during the Due Diligence Period, Purchaser, in its sole and absolute discretion, deems the results of any of its investigations of the Property pursuant to this Article 3 to be unsatisfactory or unacceptable in any way, Purchaser shall have the unilateral right to terminate this entire Agreement by delivery to Seller and Escrow Holder of a Diligence Termination Notice in accordance with Section 3.5.2.

        3.5.2 Prior to the conclusion of the Due Diligence Period, Purchaser shall be permitted, at its sole option and in its sole discretion, to deliver to Seller a written notice exercising its rights to terminate this Agreement pursuant to this Section 3.5 ("DILIGENCE TERMINATION NOTICE"), in which case this Agreement shall be terminated as of the date of the delivery of the Diligence Termination Notice to Seller. If Purchaser fails to deliver a Diligence Termination Notice prior to the conclusion of the Due Diligence Period, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 3.5.

       3.5.3 In the event that Purchaser terminates this Agreement pursuant to Section 3.5.2 then: (a) this Agreement shall be terminated and cancelled as of the date set forth in Section 3.5.2 and, except for the obligations of Purchaser set forth in Section 3.2.3 and Article 12 of this Agreement, neither Seller nor Purchaser shall thereafter have any rights or obligations under this Agreement; (b) Escrow (as hereinafter defined) shall be cancelled; (c) Purchaser shall pay any reasonable cancellation or termination fee, if any, charged by Escrow Holder; and (d) the Initial Deposit shall be returned to Purchaser by Escrow Holder, together with any interest earned thereon. Seller and Purchaser agree to promptly execute any documents reasonably requested by the other party or Escrow Holder to evidence the termination of this Agreement and the cancellation of Escrow.

                                   ARTICLE 4
                                   ---------
                                TITLE AND SURVEY
                                ----------------

  4.1    PRELIMINARY TITLE REPORTS.  Prior to the execution of this Agreement,
         -------------------------
Purchaser obtained (a) a Preliminary Title Report with respect to each of the Real Properties (individually, a "PRELIMINARY TITLE REPORT" and collectively, the "PRELIMINARY TITLE REPORTS") issued by Chicago Title Insurance Company ("TITLE COMPANY") containing such exceptions as the Title Company would specify in a California Land Title Association form of owner's policy of title insurance for each of the Real Properties (individually, a "CLTA OWNER'S POLICY" and collectively, the "CLTA OWNER'S POLICIES") and (b) legible copies of all documents referred to in each Preliminary Title Report. Seller shall pay all expenses and costs charged by the Title Company to produce and deliver to Purchaser the Preliminary Title Reports and all documents referred to therein. Purchaser has delivered to Seller a copy of the Preliminary Title Reports for each of the Real Properties, receipt of which is hereby acknowledged by Seller.

  4.2    SURVEYS.
         -------

      4.2.1 In the event that Purchaser desires to have title to one or more of the Real Properties and the related Improvements and Appurtenances insured at Closing by an ALTA Owner's Policy (as hereinafter defined), Purchaser, at Purchaser's expense, shall cause to be prepared and delivered to Seller, Purchaser and the Title Company, a survey each of the Real Properties for which it desires such a policy (individually, a "SURVEY" and collectively, "SURVEYS"). Each Survey shall locate all Improvements on the applicable Real Property and all Appurtenances thereto, and shall otherwise contain such specificity sufficient to permit the Title Company to issue an American Land Title Association form of owner's policy of title insurance (1992 form) for such Real Property (individually, an "ALTA OWNER'S POLICY" and collectively, "ALTA OWNER'S POLICIES").

     4.2.2 Following delivery of all Surveys to the Title Company, Purchaser shall cause the Title Company, at Purchaser's expense, to issue and deliver to Seller, Purchaser and Escrow Holder, supplementary Preliminary Title Reports containing such additional exceptions as the Title Company would specify in an ALTA Owner's Policy or ALTA Owner's Policies, as applicable, based upon its review of the Surveys (individually, an "ALTA TITLE REPORT" and collectively, "ALTA TITLE REPORTS").

  4.3    SUPPLEMENTAL REPORT.  For purposes of this Agreement, the term
         -------------------
"SUPPLEMENTAL REPORT" shall mean any supplemental title report which is issued by the Title Company prior to the Closing Date, containing exceptions not contained in the original ALTA Title Report (or in the Preliminary Title Report if an ALTA Title Report is not issued by the Title Company).

  4.4    TITLE OBJECTION NOTICE.
         ----------------------

     4.4.1 Except as provided in Section 5.4, in the event that Purchaser disapproves any items identified as exceptions in the Preliminary Title Report or the ALTA Title Report (in the event that the Title Company has issued an ALTA Title Report prior to the conclusion of the Due Diligence Period) or in any Supplemental Report (collectively, the "LISTED EXCEPTIONS"), Purchaser shall give written notice of disapproval to Seller ("TITLE OBJECTION NOTICE"). The Title Objection Notice shall be delivered by Purchaser, if at all, not later than: (a) the conclusion of the Due Diligence Period, with respect to the Preliminary Title Report or ALTA Title Report; or (b) five (5) business days following Purchaser's receipt of the Supplemental Report, with respect to any Supplemental Report.

     4.4.2 Purchaser shall be deemed to have approved all Listed Exceptions which are not listed as disapproved by Purchaser in a Title Objection Notice timely delivered by Purchaser to Seller in accordance with Section 4.4.1; provided that: (a) Seller, at its sole cost and expense, shall be required to remove all deeds of trust, mortgages, and assignments of rents and other monetary encumbrances (collectively, the "SELLER MORTGAGES") at or prior to Closing and (b) the Seller Mortgages are automatically deemed to be Objectionable Exceptions and are not required to be listed by Purchaser in the Title Objection Notice.

     4.4.3 Except as provided in Section 4.5, in the event that Purchaser timely delivers a Title Objection Notice, Seller shall remove at or prior to the Closing (as hereinafter defined), at Seller's sole cost and expense, all Listed Exceptions which are listed as disapproved by Purchaser in the Title Objection Notice and the Seller Mortgages.

  4.5    ELECTION OF NON-REMOVAL.  Notwithstanding the provisions of Section
         -----------------------
4.4, Seller may elect not to remove or cure any Listed Exception which is specifically listed as disapproved by Purchaser in a Title Objection Notice by delivering written notice of Seller's election of non-removal to Purchaser ("ELECTION OF NON-REMOVAL") not later than seven (7) days following the date on which Seller receives the Title Objection Notice. The Election of Non-Removal shall specifically identify the Listed Exceptions in the

Title Objection Notice which Seller has elected not to remove, or otherwise cure in a manner satisfactory to Purchaser, at or prior to Closing. In the event that Seller fails to deliver an Election of Non-Removal to Purchaser within the required seven (7) day period, Seller shall remove, or otherwise cure in a manner satisfactory to Purchaser, at or prior to Closing all Listed Exceptions which are specifically listed as disapproved by Purchaser in the Title Objection Notice. Seller shall not be permitted to list any Seller Mortgages in the Election of Non-Removal as Seller is required to remove all Seller Mortgages at or prior to Closing at Seller's sole expense.

  4.6    NON-REMOVAL BY SELLER.  If Seller timely delivers to Purchaser an
         ---------------------
Election of Non-Removal, Purchaser shall have the following rights:

     4.6.1 Purchaser may terminate this Agreement by delivering a written termination notice to Seller not later than ten (10) business days following the date that Purchaser receives the Election of Non-Removal ("TITLE TERMINATION NOTICE"). In the event that Purchaser timely delivers the Title Termination Notice, then: (a) this Agreement shall be terminated and cancelled and, except for the obligations of Purchaser set forth in Section 3.2.3 and Article 12 of this Agreement, neither Seller nor Purchaser thereafter shall have any rights or obligations under this Agreement, (b) Escrow (as hereinafter defined) shall be cancelled, (c) Purchaser shall pay all reasonable cancellation or termination fees charged by Escrow Holder, if any, and (d) the Initial Deposit shall be returned to Purchaser by Escrow Holder, together with any interest earned thereon. Seller and Purchaser agree to promptly execute any documents reasonably requested by the other party or Escrow Holder to evidence the termination of this Agreement and the cancellation of Escrow.

     4.6.2    If Purchaser does not timely terminate this Agreement pursuant to
Section 4.6.1, Purchaser shall be deemed to have approved any Listed Exceptions in the Title Objection Notice which Seller has elected not to remove pursuant to the Election of Non-Removal (other than Seller Mortgages which Seller shall remove at or prior to Closing) for all Real Properties.

  4.7    CONDITION OF TITLE.  The Property shall be conveyed by Seller to
         ------------------
Purchaser on the Closing Date free and clear of all liens, encumbrances and easements, excepting only the following (collectively, the "PERMITTED ENCUMBRANCES"):

     4.7.1 Those Listed Exceptions which are approved or deemed approved by Purchaser pursuant to Sections 4.4 and 4.6.2.

     4.7.2 Current real estate taxes and assessments which are a lien not yet payable.

  4.8    TITLE POLICIES.  The title to each Real Property and the related
         --------------
Improvements and Appurtenances shall be evidenced on the Closing Date by CLTA Owner's Policies, or at Purchaser's election, by ALTA Owner's Policies, as applicable, issued by the Title Company in the amount for each Real Property as identified in Section 2.3 showing title vested in Purchaser subject only to the Permitted Encumbrances (individually, an "OWNER'S TITLE POLICY" and collectively, "OWNER'S TITLE POLICIES"). Seller shall pay toward the cost of each Owner's Title Policy an amount equal to the cost of the corresponding CLTA Owner's Policy for each Real Property. Purchaser shall pay the incremental additional cost to obtain each ALTA Owner's Policy over the cost of the CLTA Owner's Policy for each Real Property for which Purchaser desires an ALTA Owner's Policy and shall pay the cost of any additional title insurance or endorsements requested by Purchaser.

                                   ARTICLE 5
                                   ---------
                               LEASE ASSUMPTIONS
                               -----------------

  5.1    ASSUMABLE LEASES.  MSCL, Inc., a corporation ("MSCL"), is a corporation
         ----------------
in which the trustees of the trusts which collectively comprise Seller, are the principal shareholders. "Encore Video" ("ENCORE") and "Filmcore" is also a fictitious business name of MSCL. MSCL, in its name or doing business under the fictitious names of Filmcore or Encore, is the tenant under the following leases:

     5.1.1 That certain lease for the real property and improvements located at 6345 Fountain Avenue in the City of Los Angeles, County of Los Angeles, State of California ("6345 FOUNTAIN AVENUE") between Robert and Patricia Eggers, as landlord, and MSCL dba Encore, as tenant, dated January 1, 1997, as amended ("6345 FOUNTAIN LEASE"). The legal description for 6345 Fountain Avenue is attached to this Agreement as Exhibit "G". The 6345 Fountain Lease grants to
                              -----------
MSCL dba Encore the option to purchase 6345 Fountain Avenue on the terms and conditions set forth in the 6345 Fountain Lease ("6345 PURCHASE OPTION").

     5.1.2 That certain lease for the real property and improvements located at 1222 Sixth Street in the City of Santa Monica, County of Los Angeles, State of California ("1222 SIXTH STREET") between Dorman Santa Monica Limited Partnership, as landlord, and MSCL dba Filmcore, as tenant, dated February 25, 1997 ("1222 SIXTH LEASE"). The legal description for 1222 Sixth Street is attached to this Agreement as Exhibit "H". The 1222 Sixth Lease grants to MSCL
                              -----------
the option to purchase 1222 Sixth Street on the terms and conditions set forth in the 1222 Sixth Lease ("1222 PURCHASE OPTION").

     5.1.3 That certain lease for the real property and improvements located at 2222 Columbus Street in the City of San

Francisco, County of San Francisco, State of California ("2222 COLUMBUS STREET") between BPBH Limited/Housing Corps, as landlord, and Filmcore, as tenant, dated June 26, 1997 ("2222 COLUMBUS LEASE"). The legal description for 2222 Columbus Street is attached to this Agreement as Exhibit "I".
                                        -----------

     5.1.4 That certain lease for the real property and improvements located at 545 Sansome Street in the City of San Francisco, County of San Francisco, State of California ("545 SANSOME STREET") between Pyramid Investment Corporation, as landlord, and MSCL dba Filmcore, as tenant, dated December 20, 1993 ("545 SANSOME LEASE"). The legal description for 545 Sansome Street is attached to this Agreement as Exhibit "J".
                              -----------

For purposes of this Agreement: (a) the 6345 Fountain Lease, the 1222 Sixth Lease, the 2222 Columbus Lease and the 545 Sansome Lease are hereinafter sometimes collectively referred to as the "ASSUMABLE LEASES" and (b) 6345 Fountain Avenue, 1222 Sixth Street, 2222 Columbus Street and 545 Sansome Street are hereinafter sometimes collectively referred to as the "LEASEHOLD PROPERTIES".

  5.2    LANDLORD ESTOPPEL CERTIFICATES AND CONSENTS.
         -------------------------------------------

     5.2.1 Seller shall deliver, or shall cause MSCL to deliver to all landlords or lessors under the Assumable Leases the following documents:

       5.2.1(a) A copy of the Landlord Estoppel Certificate substantially in the form of Exhibit "K" attached to this Agreement ("LANDLORD ESTOPPEL
            -----------
CERTIFICATE").

       5.2.1(b) A copy of a written consent by the landlord/lessor ("LANDLORD CONSENT") of the assignment by MSCL of each of the following Assumable Leases to Purchaser, in form and content acceptable to Purchaser: (i) 6345 Fountain Lease,
(ii) 1222 Sixth Lease, and (iii) 545 Sansome Street.

     5.2.2 Seller shall use commercially reasonable efforts (provided such efforts shall not require any payment by Seller) to (a) obtain or cause MSCL to obtain an executed Landlord Estoppel Certificate and Landlord Consent from each landlord/lessor to whom a Landlord Estoppel Certificate and Landlord Consent is delivered pursuant to Section 5.2.1 and (b) deliver such executed Landlord Estoppel Certificate and Landlord Consent to Purchaser at least one (1) business day prior to the conclusion of the Due Diligence Period. In no event shall Seller be obligated to obtain a Landlord Estoppel Certificate if the Assumable Lease to be covered thereby does not, by its terms, obligate the lessor thereunder to deliver same; provided that the inability or failure of Seller to deliver an executed Landlord Estoppel Certificate for any Assumable Lease, in form and content acceptable to Purchaser, prior to the conclusion of the Due Diligence Period, may be the basis for the delivery by Purchaser of Leasehold Termination Notice pursuant to
Section 5.3.

  5.3    PURCHASER'S RIGHTS.  If Purchaser deems any executed Landlord Estoppel
         ------------------
Certificate or Landlord Consent for any Assumable Lease to be unsatisfactory or unacceptable, or if all Landlord Estoppel Certificates and Landlord Consents required hereunder are not executed and delivered to Purchaser at least one (1) business day prior to the expiration of the Due Diligence Period, then Purchaser shall have the right to terminate this Agreement by delivery of a written termination notice to Seller ("LEASEHOLD TERMINATION NOTICE") prior to the expiration of the Due Diligence Period. In the event that Purchaser terminates this Agreement by delivering a Leasehold Termination Notice to Seller, then:
(a) this Agreement shall be terminated and cancelled as of the date that Purchaser delivers the Leasehold Termination Notice and, except for the obligations of Purchaser set forth in Section 3.2.3 and Article 12 of this Agreement, neither Seller nor Purchaser shall thereafter have any rights or obligations under this Agreement; (b) Escrow shall be cancelled; (c) Purchaser shall pay any reasonable cancellation or termination fee, if any, charged by Escrow Holder; and (d) the Initial Deposit shall be returned to Purchaser by Escrow Holder, together with any interest earned thereon. Seller and Purchaser agree to promptly execute any documents reasonably requested by the other party or Escrow Holder to evidence the termination of this Agreement and the cancellation of Escrow.

                                   ARTICLE 6
                                   ---------
                         OPENING AND CLOSING OF ESCROW
                         -----------------------------

  6.1    ESTABLISHMENT OF ESCROW.  An escrow for the purpose of facilitating the
         -----------------------
consummation of the purchase and sale of the Property pursuant to this Agreement ("ESCROW") shall be established at the Escrow Department of the Title Company ("ESCROW HOLDER") at the address listed in Section 14.1.

  6.2    OPENING OF ESCROW.  Escrow shall be deemed to have opened on the date
         -----------------
of the receipt by Escrow Holder of (a) the original or counterparts of this Agreement duly executed by both Seller and Purchaser, and (b) the Deposit from Purchaser.

  6.3    FORM ESCROW INSTRUCTIONS.  This Agreement shall constitute escrow
         ------------------------
instructions between Seller and Purchaser for the Escrow. Seller and Purchaser agree to execute such additional documents which may be required by Escrow Holder attendant to this Agreement and the purchase and sale herein contemplated. In the event of any conflict between the form escrow instructions and this Agreement, the terms and conditions of this Agreement shall control and govern.

  6.4    CLOSING DATE.
         ------------

      6.4.1 The consummation of the purchase and sale herein contemplated ("CLOSING") shall occur on the Closing Date established pursuant to Section 6.4.2, provided that neither party shall be obligated to consummate the purchase and sale of the Property unless all conditions to the obligations of such party to consummate said purchase and sale pursuant to Section 7.2 have been satisfied or waived.

      6.4.2 Purchaser and the shareholders of MSCL are parties to that certain Stock Purchase Agreement dated as of September 15, 1998, which provides for the sale of all of the stock in MSCL to Purchaser ("STOCK PURCHASE AGREEMENT"). Unless earlier terminated by Seller or Purchaser pursuant to a specific right of termination expressly set forth in this Agreement, the Closing shall occur simultaneous with the closing of the Stock Purchase Agreement ("CLOSING DATE"). Notwithstanding anything to the contrary herein, the Closing Date under this Agreement shall not be later than October 1, 1998.

  6.5    PLACE OF CLOSING.  The Closing shall take place at the offices of
         ----------------
Escrow Holder at the address set forth in Section 14.1, or at such other place as may be agreed upon by Seller and Purchaser.

                                   ARTICLE 7
                                   ---------
                 CONSUMMATION OF SALE AND CONDITIONS TO CLOSING
                 ----------------------------------------------

  7.1    DOCUMENTS AND FUNDS DELIVERED INTO ESCROW OR BY ESCROW HOLDER.  The
         -------------------------------------------------------------
following shall be delivered into the Escrow in connection with the transfer of the Property:

      7.1.1    At Closing, Seller shall deposit into Escrow:

          7.1.1(a) Grant deeds ("GRANT DEEDS") for each of the Real Properties, the Improvements and the Appurtenances duly executed by Seller and acknowledged and in the form that is attached as Exhibit "L" to this Agreement.
                                    -----------

          7.1.1(b) Two (2) original Assignment of Personal Property and Intangible Property ("BILLS OF SALE") for each Real Property, duly executed by Seller in counterpart, assigning to Purchaser all of Seller's interest in the Personal Property and Intangible Property for each Real Property, in the form that is attached as Exhibit "M" to this Agreement.
                    -----------

          7.1.1(c) Two (2) original Assignment and Assumption of Leases ("LANDLORD LEASE ASSIGNMENTS"), duly executed by Seller in counterpart, assigning all of Seller's interest in the Tenant Leases to Purchaser in the form that is attached as Exhibit "N" to this Agreement.
                    -----------

          7.1.1(d) One (1) original from each of the trust entities that comprise Seller of a certification which satisfies the requirements of Section 1445 of the Internal Revenue Code, as amended, and California Revenue and Taxation Code Section 18662 ("CERTIFICATION OF SELLER"), in the form that is attached as Exhibit "O" to this Agreement.
            -----------

          7.1.1(e) A certificate from Seller that each of the representations and warranties of Seller contained in Section 9.1 is true and correct as of the Closing Date, in a form acceptable to Purchaser.

          7.1.1(f)  All of the original executed Landlord Estoppel Certificates.

          7.1.1(g)  The original Tenant Leases.

          7.1.1(h)  The original Assumable Leases.

          7.1.1(i)  The original Landlord Consents.

          7.1.1(j) Such other instruments and documents as may be reasonably requested by Escrow Holder or otherwise required to transfer the Property to Purchaser.

  7.1.2    At Closing, Purchaser shall deposit into Escrow:

          7.1.2(a)  An amount equal to (i) the Closing Payment pursuant to
Section 2.2.2, plus (ii) such additional sums as shall be necessary to pay the prorations, costs and other items chargeable to Purchaser pursuant to Article 8.

          7.1.2(b) Two (2) originals of each Bill of Sale, duly executed by Purchaser in counterpart.

          7.1.2(c) Two (2) originals of the Landlord Lease Assignment, duly executed by Purchaser in counterpart.

          7.1.2(d) Such other instruments and documents as may be reasonably requested by Escrow Holder or otherwise required to transfer the Property to Purchaser.

  7.2    CONDITIONS TO CLOSE.
         -------------------

  7.2.1 Escrow shall not close if Purchaser has terminated this Agreement in accordance with the express terms of this Agreement or unless and until the following conditions precedent have been satisfied or waived in writing by
Purchaser:

          7.2.1(a) All documents described in Section 7.1.1 have been delivered by Seller to Escrow Holder.
                                 Page 16 of 33

    7.2.1(b) All representations and warranties of Seller under Section 9.1 are true and correct in all material respects on the Closing Date.

    7.2.1(c) The Title Company is in a position to issue to Purchaser the Owner's Title Policies required under Section 4.8 for each of the Properties subject only to the Permitted Exceptions.

    7.2.1(d) Seller can deliver possession of the Property free and clear of any leases, tenancies or occupancies, other than the Tenant Leases listed on Exhibit "F".
----------

    7.2.1(e) The physical and environmental condition of the Property shall be the same on the Closing Date as on the Reference Date of this Agreement.

    7.2.1(f) The closing under the Stock Purchase Agreement has occurred or will occur concurrently with the Closing hereunder.

  7.2.2 Escrow shall not close if Seller has terminated this Agreement in accordance with the express terms of this Agreement or unless and until the following conditions precedent have been satisfied or waived in writing by
Seller:

     7.2.2(a) All documents and funds described in Section 7.1.2 have been delivered by Purchaser to Escrow Holder.

     7.2.2(b) All representations and warranties of Purchaser under Section 9.2 are true and correct in all material respects.

     7.2.2(c) The closing under the Stock Purchase Agreement has occurred or will occur concurrently with the Closing hereunder.

   7.2.3 Seller and Purchaser mutually acknowledge and agree that whenever in this Agreement there are conditions to the Closing which are provided for the benefit of a party to this Agreement, that party shall have the right, at any time during the Escrow Period, to waive such conditions and the benefits conferred thereby and proceed to Closing without such conditions having been satisfied.

  7.3    RECORDATION AND TRANSFER.  Upon satisfaction of the conditions set
         ------------------------
forth in Section 7.2, Escrow Holder shall transfer the Property as follows:

     7.3.1 Cause the Grant Deeds to be recorded with the Los Angeles County Recorder.

    7.3.2 Deliver to Purchaser: (a) one (1) executed original of each Bill of Sale, (b) one (1) executed original of the Landlord Lease Assignment and Certification of Seller, (c) conformed copies of the recorded Grant Deeds, (d) all of the original executed (i) Landlord Estoppel Certificates and (ii) Landlord Consents and (e) the original Tenant Leases.

    7.3.3 Deliver to Seller: (a) one (1) executed original of each Bill of Sale and (b) one (1) executed original of the Landlord Lease Assignment.

    7.3.4 Deliver to the parties entitled thereto any other Closing documents.

  7.4    POSSESSION OF PROPERTY.  In the event that this Agreement is not
         ----------------------
terminated pursuant to Section 3.5 or pursuant to any other right of termination set forth in this Agreement, Seller shall deliver possession of the Property to Purchaser on the Closing Date in the same condition it existed on the Reference Date, normal wear and tear accepted, subject only to the Tenant Leases.

  7.5    POST-CLOSING DELIVERY.  Immediately after the Closing, Seller shall
         ---------------------
deliver to the offices of Purchaser: (a) all advertising materials, booklets, keys and other items, if any, used in the operation of the Property, (b) the original "as-built" plans and specifications of the Improvements and (c) all operation manuals.

                                   ARTICLE 8
                                   ---------
                              PRORATIONS AND COSTS
                              --------------------

  8.1    REAL PROPERTY AND IMPROVEMENTS.
         ------------------------------

     8.1.1 Monthly Base Rent under the Tenant Leases shall be prorated as of the Closing Date.

     8.1.2 All expenses of the Property, including without limitation, property taxes, utilities and maintenance expenses, are directly paid by the respective tenants under the Tenant Leases. Accordingly, there shall be no proration between Seller and Purchaser at Closing of the operating expenses of the Property.

     8.1.3 Documentary transfer taxes and local transfer or conveyance taxes shall be paid by Seller. Any escrow fee charged by the Escrow Holder shall be paid one-half (1/2) by Seller and one-half (1/2) by Purchaser. Seller shall pay the fees for the recording of the Grant Deeds. Seller and Purchaser shall bear the respective costs of the CLTA Owner's Policies or the ALTA Owner's Policies and any additional title insurance or endorsements required by Purchaser in accordance with Section 4.6. All costs related to satisfying any "due diligence" requirements or requests which Purchaser deems necessary in its analysis of the Property pursuant to
Article 3 or otherwise shall be the sole obligation of Purchaser. Each party shall be responsible for the payment of its own attorneys' fees incurred in connection with the transaction which is the subject of this Agreement.

  8.2    ASSUMABLE LEASES.  There shall be no allocation between Seller and
         ----------------
Purchaser or proration under this Agreement of income and expenses related to the Assumable Leases. Such allocation or proration, if any, shall be pursuant to the Stock Purchase Agreement.

                                   ARTICLE 9
                                   ---------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

  9.1    REPRESENTATIONS OF SELLER.  Seller hereby makes the representations and
         -------------------------
warranties to Purchaser set forth in this Section 9.1, subject only to the exceptions specifically listed on Exhibit "P". Each of Seller's representations
                                  -----------
and warranties, shall be effective as of the Reference Date and the Closing Date. As used herein, the term "to the best of Seller's actual knowledge" means that no facts are known by or have been brought to the attention of John S. McCoy, Larry E. Chernoff, Charles H. Chubak or Robert Solomon which are inconsistent with the representations set forth herein, without such individuals having done any specific inquiry or investigation.

     9.1.1 This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to laws applicable generally to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting or limiting the right of contracting parties generally.

     9.1.2 Seller: (a) is not in receivership or dissolution; (b) has not made any assignment for the benefit of creditors; (c) has not admitted in writing its inability to pay its debts as they mature; (d) has not been adjudicated a bankrupt; (e) has not filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the Federal Bankruptcy Law or any other similar law or statute of the United States or any state; and (f) does not have any such petition described in subsection (e) filed against Seller.

     9.1.3 Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986 (i.e., Seller is not a non-resident
                                           ----
alien, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder). Seller is organized under the laws of the State of California and is qualified to do business in the State of California.

  9.1.4 To the best of Seller's actual knowledge, during the period of Seller's ownership of the Property and the occupancy of the Leasehold Properties by MSCL, no Hazardous Materials are or have been installed or stored in, or otherwise existing at, on, in or under, the Property or Leasehold Properties or any portion thereof excluding the safe and lawful use and storage of quantities of Hazardous Materials in accordance with Environmental Laws (as hereinafter defined). As used in this Agreement: (a) "HAZARDOUS MATERIALS" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant under the Environmental Laws, and (b) "ENVIRONMENTAL LAWS" means (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601, et seq.), as amended, (ii) the Resource Conservation
                          -- ----
and Recovery Act (42 U.S.C. Sections 6901, et seq.), as amended, and (iii) any
                                           -- ----
other federal, state or local law, ordinance or regulation applicable to the Property relating to industrial hygiene or environmental conditions.

  9.1.5 To the best of Seller's actual knowledge, there are no Service Contracts effecting the Property to which Seller is a party.

  9.1.6 No outstanding notices ("NOTICE OF VIOLATION") of any violation of law or ordinances, orders, requirements or regulations of any federal, state, county, municipal or other governmental or quasi-governmental department, agency or authority (collectively, "VIOLATIONS") relating to the Property or any portion thereof or the Leasehold Properties have been received by Seller and, to the best of Seller's actual knowledge, there is no basis for the entering of any Notice of Violation.

  9.1.7 To the best of Seller's actual knowledge, all water, storm and sanitary sewer, gas, electricity, telephone and other utilities serving the Property and all portions thereof are supplied directly to the Property by facilities of public or municipal utilities.

  9.1.8 To the best of Seller's actual knowledge, there are no federal, state, county, municipal or other governmental plans to change the highway or road system in a manner which will restrict or change access from any such highway or road to the Property or any portion thereof or the Leasehold Properties.

  9.1.9 To the best of Seller's actual knowledge, all policies of insurance for the Property and all portions thereof are in full force and effect and no notices have been received by Seller from any insurance company issuing any of such policies with which Seller has not complied.

  9.1.10 To the best of Seller's actual knowledge, there are no pending or threatened special or other assessments for public improvements or otherwise affecting the Property or any portion thereof or the Leasehold Properties.

     9.1.11 No person, firm, corporation or other entity (other than Purchaser by reason of this Agreement) has any right or option to acquire the Property or any portion thereof.

     9.1.12 To the best of Seller's actual knowledge, neither the air rights over the Real Properties and the Improvements, nor any other "development rights" with respect to the Real Properties and the Improvements have been assigned, transferred or encumbered.

     9.1.13 To the best of Seller's actual knowledge, except as may be reflected in the reports delivered by Seller to Purchaser pursuant to Paragraph 3.4, there are no structural defects or material defects in the physical condition of the Improvements or any portions thereof or the improvements on the Leasehold Properties.

     9.1.14 Except as otherwise may be disclosed in the Preliminary Title Reports, no mechanic's or material liens have been filed, or to the best of Seller's actual knowledge, are threatened against any of the Real Properties or the related Improvements.

     9.1.15 To the best of Seller's actual knowledge: (a) the Tenant Leases delivered to Purchaser pursuant to Section 3.4.1(a) shall constitute all lease, rental agreements and occupancy agreements affecting the Property which are in effect as of the Reference Date or will be in effect as of the Closing Date and all amendments and modifications thereto, (b) the Tenant Leases are in full force and effect, are binding obligations of the tenants identified therein, are enforceable in accordance with their terms and are assignable by Seller to Purchaser without the consent of any other party and (c) there are no defaults under the Tenant Leases.

     9.1.16 To the best of Seller's actual knowledge: (a) MSCL, as applicable, are not in breach or default of any of their respective duties or obligations pursuant to the Assumable Leases for the Leasehold Properties, (b) the Assumable Leases are in full force and effect and can be assigned to Purchaser, (c) there are no defaults under the Assumable Leases, (d) the 6345 Purchase Option and the 1222 Purchase Option are in full force and effect and (e) MSCL has not previously assigned its rights or interests under any of the Assumable Leases or sublet any of the Leasehold Properties.

     9.2     REPRESENTATIONS OF PURCHASER.  Purchaser represents to Seller that
             ----------------------------
as of the Reference Date and the Closing Date:

     9.2.1 This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to laws applicable generally to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting or limiting the right of contracting parties generally.

     9.2.2 Purchaser (a) is not in receivership or dissolution, (b) has not made any assignment for the benefit of creditors, (c) has not admitted in writing its inability to pay its debts as they mature, (d) has not been adjudicated as bankrupt, (e) has not filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the Federal Bankruptcy Law, or any similar law or statute of the United States or any state, or (f) does not have any such petition described in subsection (e) filed against Purchaser.

                                   ARTICLE 10
                                   ----------
                 OPERATION OF THE PROPERTY DURING ESCROW PERIOD
                 ----------------------------------------------

  10.1    SELLER'S OBLIGATIONS.  During the period commencing on the Reference
          --------------------
Date and concluding on the earlier to occur of: (a) the Closing Date or (b) termination of this Agreement ("ESCROW PERIOD"):

     10.1.1 Seller shall, or shall cause MSCL to: (a) operate the Property and every portion thereof only in the ordinary and usual course of business and consistent with past practice and (b) shall not take any action or omission which would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached.

     10.1.2 Seller shall, or shall cause MSCL to: (a) continue to carry the existing insurance through the Closing Date, and (b) not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

     10.1.3 Without Purchaser's prior written consent in each instance, Seller shall not and shall cause MSCL to not enter into or amend any contract or agreement that will be an obligation affecting the Property or any portion thereof or binding on the Purchaser after the Closing other than in the ordinary course (provided same shall be terminable without penalty on 30 days' notice).

     10.1.4 Seller shall not and shall cause MSCL to not: (a) list the Property or any portion thereof with any broker or otherwise solicit or make or accept any offers to sell the Property or any portion thereof, (b) engage in any discussions or negotiations with any third party with respect to the sale or other disposition of any of the Property, or (c) enter into any contracts or agreements (whether binding or not) regarding any disposition of any of the Property.

  10.1.5 Seller shall not and shall cause MSCL to not remove any Personal Property unless it is replaced with a comparable item of equal quality and quantity as existed as of the time of such removal.

  10.1.6 Seller shall or shall cause MSCL to not take action that would result in the termination or expiration of any existing licenses, permits and approvals necessary or reasonably appropriate to the ownership, operation or improvement of the Property.

  10.1.7 Without the prior written approval of Purchaser, which Purchaser may grant or deny in its sole and absolute discretion, Seller shall not and shall cause MSCL to not (a) file any new applications with Applicable Agencies for any Planning Permits, (b) file any application or take any action to amend, modify or terminate any Existing Permits or (c) amend or withdraw any Existing Applications.

  10.1.8 Seller shall have the continuing obligation during the Escrow Period to provide Purchaser with any document which constitutes a Property Information Document and which comes into possession of Seller or MSCL is produced by Seller or MSCL after the initial delivery of the Property Information Documents.

  10.1.9 In the event that any Hazardous Materials are discovered in, on or under the Property prior to the Closing Date: (a) the party to this Agreement which first learns of, or discovers, the Hazardous Materials shall promptly provide written notice to the other party; (b) unless Seller shall provide written notice to Purchaser that Seller, at its sole cost and expense, shall fully remove or remediate such Hazardous Materials prior to the Closing, Purchaser may terminate this Agreement upon delivery of written notice of termination to Seller; (c) in the event that Seller elects to fully remove and remediate the Hazardous Materials, completion of Seller's removal and remediation work shall be subject to the approval by Purchaser (which shall not be unreasonably withheld or delayed) and issuance by applicable agencies ("APPLICABLE AGENCIES") of any written certificates of compliance or completion which are required under Environmental Laws; and (d) the full removal or remediation of the Hazardous Materials by Seller shall be a condition to Purchaser's obligation to close Escrow under Section 7.1. In the event that Purchaser terminates this Agreement pursuant to this Section 10.1.10 then: (w) this Agreement shall be terminated and cancelled as of the date of delivery of Purchaser's termination notice to Seller and, except for the obligations of Purchaser set forth in Section 3.2.3 and Article 12 of this Agreement, neither Seller nor Purchaser shall thereafter have any rights or obligations under this Agreement; (x) Escrow shall be cancelled; (y) Purchaser shall pay any reasonable cancellation or termination fee, if any, charged by Escrow Holder; and (z) the Initial Deposit shall be returned to Purchaser by Escrow Holder, together with any interest earned thereon. Seller and Purchaser agree to promptly execute any documents reasonably requested by the other party or Escrow Holder to evidence the termination of this Agreement and the cancellation of Escrow.

     10.1.10 With respect to the Assumable Leases, Seller shall cause MSCL to fully and timely perform all of their respective obligations as the tenant/lessee thereunder. Seller shall not permit MSCL to assign or transfer any of their respective rights under the Assumable Leases or sublet any portion of the Leasehold Properties without the prior consent of Purchaser.

  10.2    ACCESS RIGHTS OF PURCHASER.  Upon written notice to Seller during this
          --------------------------
Escrow Period: (a) Seller shall provide Purchaser and its agents access to the Property and all portions thereof and (b) Seller shall cause MSCL to provide access to: (i) 6345 Fountain Avenue and (ii) 1222 Sixth Street. The provisions of Section 3.2 shall govern and apply to any such access by Purchaser and its agents and any activities conducted by Purchaser and its agents in the course of such access during the Escrow Period.

                                   ARTICLE 11
                                   ----------
                          CONDEMNATION AND DESTRUCTION
                          ----------------------------

  11.1    CONDEMNATION.
          ------------

     11.1.1 Promptly upon obtaining knowledge of the institution of the proceedings for the condemnation of any part of the Real Properties and the Improvements, Seller or Purchaser will notify the other of the pendency of such proceedings. In the event of the condemnation of any portion of the Real Properties and the Improvements or the sale of any portion of the Real Properties and the Improvements in lieu of condemnation prior to the Closing, Purchaser shall have the right to terminate or modify this Agreement, in its sole and absolute discretion, pursuant to the provisions of Section 11.1.2. If Purchaser does not elect to terminate or modify this Agreement pursuant to
Section 11.1.2, then this Agreement shall remain in full force and effect and, in such event, Seller shall assign to Purchaser any and all claims for the proceeds of such condemnation or sale, and Purchaser shall take title to the remainder of the Real Properties and the Improvements with the assignment of such proceeds and subject to such condemnation and without reduction in the Purchase Price.

     11.1.2 In the event of the condemnation of any portion of the Real Properties and the Improvements or the sale in lieu of condemnation prior to Closing, Purchaser may terminate this Agreement by delivering a written termination notice ("CONDEMNATION TERMINATION NOTICE"), in which case this Agreement shall be terminated as of the date of the delivery of the Condemnation Termination Notice to Seller. In the event that Purchaser terminates this Agreement pursuant to delivery of a Condemnation Termination Notice to Seller, then: (a) this Agreement shall be terminated and cancelled as of the date of delivery of the Condemnation Termination Notice to Seller and, except for the obligations of Purchaser set forth in Section 3.2.3 and Article 12 of this Agreement, neither Seller nor Purchaser shall thereafter have any rights or obligations under this Agreement; (b) Escrow shall be cancelled; (c) Purchaser shall pay any reasonable cancellation or termination fee, if any, charged by Escrow Holder; and (d) the Initial Deposit shall be returned to Purchaser by Escrow Holder, together with any interest earned thereon. Seller and Purchaser agree to promptly execute any documents reasonably requested by the other party or Escrow Holder to evidence the termination of this Agreement and the cancellation of Escrow.

  11.2    DAMAGE OR DESTRUCTION OF IMPROVEMENTS.
          -------------------------------------

     11.2.1 In the event that, prior to the Closing Date, the Improvements are damaged in whole or in part by fire or other casualty, Seller shall promptly notify Purchaser in writing of such event. All risk of loss concerning the Improvements shall be borne by Seller prior to the Closing Date. All risk of loss concerning the Improvements subsequent to the Closing Date shall be borne by Purchaser. In the event of the damage or destruction of the Improvements prior to the Closing Date, Purchaser shall have the right to terminate or modify this Agreement, in its sole and absolute discretion, pursuant to the provisions of Section 11.2.2. In the event that Purchaser does not elect to terminate or modify this Agreement pursuant to Section 11.2.2, this Agreement shall remain in full force and effect and, in such event, Seller shall assign to Purchaser any and all claims for the proceeds of such damage or destruction, and Purchaser shall take title to the remainder of the Real Properties and the Improvements with the assignment of such proceeds and subject to such damage and without reduction in the Purchase Price.

     11.2.2 Within fifteen (15) business days following the earlier to occur of Purchaser learning of or receiving notice in writing by Seller of such damage of any part of the Improvements ("DAMAGE NOTICE PERIOD"), Purchaser may terminate this Agreement by delivering a written termination notice ("DAMAGE TERMINATION NOTICE"), in which case this Agreement shall be terminated as of the date of the delivery of the Damage Termination Notice to Seller. In the event that Purchaser terminates this Agreement pursuant to delivery of a Damage Termination Notice to Seller, then: (a) this Agreement shall be terminated and cancelled as of the date of delivery of the Damage Termination Notice to Seller and, except for the obligations of Purchaser set forth in Section 3.2.3 and Article 12 of this Agreement, neither Seller nor Purchaser shall thereafter have any rights or obligations under this Agreement; (b) Escrow (as hereinafter defined) shall be cancelled; (c) Purchaser shall pay any reasonable cancellation or termination fee, if any, charged by Escrow Holder; and (d) the Initial Deposit shall be returned to Purchaser by Escrow Holder, together with any interest earned thereon. Seller and Purchaser agree to promptly execute any documents reasonably requested by the other party or Escrow Holder to evidence the termination of this Agreement and the cancellation of Escrow.

                                   ARTICLE 12
                                   ----------
                            REAL ESTATE COMMISSIONS
                            -----------------------

  12.1    PAYMENT OF COMMISSION.  Seller shall be solely responsible for the
          ---------------------
payment to Barrington Associates ("AUTHORIZED BROKER") of a brokerage commission in connection with the sale of the Property from Seller to Purchaser.

  12.2    CROSS-INDEMNITY.  Seller and Purchaser each represent to the other
          ---------------
that, except as set forth in Section 12.1 with respect to the Authorized Broker, they have not authorized any broker or finder to act on their behalf in connection with the sale of the Property to Purchaser under this Agreement and that such party has not dealt with any broker or finder purporting to act on behalf of any other party. Seller and Purchaser agree to indemnify and hold harmless the other party from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys' fees and court costs) of any kind or character arising out of or resulting from any agreement, arrangement or understanding (except as set forth above with respect to the Authorized Broker) alleged to have been made by such party or on its behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

                                 ARTICLE 13
                                 ----------
                                 REMEDIES
                                 --------

  13.1    SELLER'S REMEDY.  IN THE EVENT THAT THE CLOSING SHALL NOT OCCUR AS A
          ---------------
RESULT OF A DEFAULT BY PURCHASER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, THEN SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, MAY TERMINATE THIS AGREEMENT BY NOTIFYING PURCHASER THEREOF AND RETAIN THE DEPOSIT, AND ANY INTEREST EARNED THEREON, AS LIQUIDATED DAMAGES. THE PARTIES AGREE THAT SELLER WILL SUFFER DAMAGES IN THE EVENT OF PURCHASER'S DEFAULT ON ITS OBLIGATIONS. ALTHOUGH THE AMOUNT OF SUCH DAMAGES IS DIFFICULT OR IMPOSSIBLE TO DETERMINE, THE PARTIES AGREE THAT THE AMOUNT OF THE DEPOSIT, AND ANY INTEREST EARNED THEREON, IS A REASONABLE ESTIMATE OF SELLER'S LOSS IN THE EVENT OF PURCHASER'S DEFAULT. THUS, SELLER

SHALL ACCEPT AND RETAIN THE DEPOSIT, AND ANY INTEREST EARNED THEREON, AS LIQUIDATED DAMAGES BUT NOT AS A PENALTY. SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER'S SOLE AND EXCLUSIVE REMEDY. IN CONSIDERATION OF SELLER RECEIVING THE LIQUIDATED DAMAGES, SELLER WILL BE DEEMED TO HAVE WAIVED ALL OF ITS CLAIMS AGAINST PURCHASER FOR DAMAGES. THE PROVISIONS OF THIS SECTION 13.1 SHALL NOT RELIEVE PURCHASER OF ITS OBLIGATIONS UNDER SECTION 3.2.3 AND ARTICLE 12.

  SELLER AND PURCHASER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THE FOREGOING LIQUIDATED DAMAGES PROVISION AND BY THEIR SIGNATURES IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.


"SELLER"

JOHN S. MCCOY and ELAINE L. MCCOY,
Trustees of the McCoy Family Trust
dated November 11, 1991

/s/ John S. McCoy
-----------------
John S. McCoy, Trustee

/s/ Elaine L. McCoy
-------------------
Elaine L. McCoy, Trustee

CHARLES H. CHUBAK and PATRICIA A. CHUBAK,
Trustees of the Chubak Family Trust dated
January 10, 1992

Charles H. Chubak
-----------------
Charles H. Chubak, Trustee

/s/ Patricia A. Chubak
----------------------
Patricia A. Chubak, Trustee


LARRY E. CHERNOFF and DEBORAH H. CHERNOFF,
Trustees of the Chernoff Family Trust
dated October 31, 1991

/s/ Larry E. Chernoff
---------------------
Larry E. Chernoff, Trustee

/s/ Deborah H. Chernoff
-----------------------
Deborah H. Chernoff, Trustee

ROBERT SOLOMON and PAMELA SOLOMON,
Trustees of the Solomon Family Trust
dated January 23, 1997

/s/ Robert Solomon
------------------
Robert Solomon, Trustee

/s/ Pamela Solomon
------------------
Pamela Solomon, Trustee


"PURCHASER"
FOUR MEDIA COMPANY,
a Delaware corporation



By: /s/ Robert T. Walston
    ---------------------
    Title: Chairman & Chief Executive Officer
           ----------------------------------

  13.2    AVAILABLE REMEDIES.  In the event of a default by Seller of its
          ------------------
obligations hereunder, Purchaser shall have all rights and remedies available under this Agreement at law or in equity, including, without limitation, the remedies of specific performance and injunctive relief.

                                 ARTICLE 14
                                 ----------
                              GENERAL PROVISIONS
                              ------------------

  14.1    NOTICES.
          -------

     14.1.1  IN WRITING/ADDRESSES.  All notices, statements, demands, consents
             --------------------
and other communications ("NOTICES") required or permitted to be given by any party to another party pursuant to this Agreement or pursuant to any applicable law or requirement of public authority shall be properly given only if the Notice is (a) made in writing (whether or not so stated elsewhere in this Agreement), (b) given by one of the methods prescribed in Section 14.1.2, and
(c) sent to the party to which it is addressed at the address set forth below or at such other address as such party may hereafter specify by at least fifteen
(15) days' prior written notice:

  If to Seller:                  Robert Solomon
                                 6345 Fountain Avenue
                                 Los Angeles, California 90038
                                 FAX: (213) 466-0414

                                 With a copy to:
                                 --------------

                                 Gibson, Dunn & Crutcher LLP
                                 333 South Grand Avenue
                                 Los Angeles, California 90071-3197
                                 Attention: Jonathan Layne, Esq.
                                 FAX: (213) 229-7520

  If to Purchaser:               Four Media Company
                                 625 Arizona Avenue
                                 Santa Monica, California 90401
                                 Attention: William E. Niles, Esq.
                                 FAX: (310) 587-1277

                                 With a copy to:
                                 --------------

                                 Lawrence & Harding
                                 1250 Sixth Street
                                 Suite 300
                                 Santa Monica, California 90401
                                 Attention: Richard A. Lawrence, Esq.
                                 FAX: (310) 458-1959

       If to Title
       Company:                  Chicago Title Company
                                 Title Department
                                 245 S. Robles Avenue
                                 Pasadena, California 91101
                                 Attention: Rad Vasile, Title Officer
                                 FAX: (626) 432-7830

       If to Escrow
       Holder:                   Chicago Title Company
                                 Escrow Department
                                 700 South Flower Street, Suite 900
                                 Los Angeles, California 90017
                                 Attention: JB Jennings,
                                            Escrow Officer
                                 Escrow No. 8100163X41
                                 FAX: (213) 488-4388

     14.1.2  METHOD OF DELIVERY.  Notices may be either (a) mailed by United
             ------------------
States certified mail, return receipt requested, postage prepaid, (b) delivered by hand, (c) delivered by a nationally recognized overnight courier which maintains evidence of receipt, or (d) sent by facsimile transmission with a confirmation copy delivered the following day by a nationally recognized overnight courier which maintains evidence of receipt. Notices shall be effective on the date of receipt. If any Notice is not received or cannot be delivered due to a change in address of the receiving party, of which notice was not properly given to the sending party, or due to a refusal to accept by the receiving party, such Notice shall be effective on the date delivery is attempted.

  14.2    ASSIGNMENT.
          ----------

    14.2.1 Purchaser shall have the right to assign all of its interest in this Agreement without the prior written consent of Seller provided that all of the following conditions are satisfied: (a) the proposed assignee is a legal entity which was formed and is operating under laws of one of the United States, or is a resident of the United States; (b) Purchaser delivers to Seller a written notice of the proposed assignment to the assignee no less than one (1) business day prior to the Closing Date; (c) the proposed assignee executes a written agreement, in form and consent reasonably satisfactory to Seller and Seller's counsel, to assume all of the obligations of Purchaser under this Agreement. Purchaser acknowledges and agrees that any assignment of its rights under this
Section 14.2.1 shall not release Purchaser of any of its obligations under this Agreement.

    14.2.2  Seller and Purchaser mutually agree that the provisions of Section
14.2.1 shall not apply to Purchaser's right to assign for collateral purposes, without the prior consent of Seller, all its interest in this Agreement to Canadian Imperial Bank of Commerce ("CIBC") and its successors and assigns for the benefit of the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement, dated as of February 27, 1998, as amended by Amendment No. 1, dated as of July 31, 1998 and Amendment No. 2, dated as of August 28, 1998, and as may be further amended, restated, supplemented or otherwise modified from time to time, the ("CREDIT AGREEMENT") among Purchaser, the Lenders, CIBC, as issuer of certain letters of credit, CIBC, as administrative agent for the Lenders, Union Bank of California, N.A., as documentation agent for the Lenders, Bank of America, NT&SA, as syndication agent for the Lenders and Societe Generale, as co-agent.

     14.2.3 The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except as expressly set forth herein.

  14.3    ATTORNEYS' FEES AND LEGAL EXPENSES.  Should either party hereto
          ----------------------------------
institute any action or proceeding in court or through arbitration to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court and/or arbitration costs in connection with said proceeding.

  14.4    REPORTING OF FOREIGN INVESTMENT.  Seller and Purchaser agree to comply
          -------------------------------
with any and all reporting requirements applicable to the transaction which is the subject of this Agreement which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including, but not limited to, The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980, the Tax Reform Act of 1984, and California Revenue and Taxation Code Section 18662, and further agree upon request of one party to furnish the other party with evidence of such compliance.

  14.5    TIME CALCULATIONS.  Should the calculation of any of the various time
          -----------------
periods provided for herein result in an obligation becoming due on a Saturday, Sunday or legal holiday, then the due date of such obligation or scheduled time of occurrence of such event shall be delayed until the next business day.

  14.6    ENTIRE AGREEMENT.  This Agreement embodies the entire agreement
          ----------------
between the parties hereto related to the subject matter hereof and supersedes any prior understandings or written or oral agreements between the parties concerning the Property.

  14.7    APPLICABLE LAW.  This Agreement shall be construed and interpreted in
          --------------
accordance with the laws of the State of California.

  14.8    AMENDMENTS.  This Agreement may be varied, modified, amended, altered
          ----------
or terminated only by written agreement signed by both Seller and Purchaser.

  14.9    SEVERABILITY.  If any portion of this Agreement is held to be
          ------------
unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

  14.10    FURTHER ASSURANCES.  Purchaser and Seller agree to execute all
           ------------------
documents and instruments reasonably required in order to consummate the purchase and sale herein contemplated.

  14.11    COUNTERPART EXECUTION.  This Agreement may be executed in multiple
           ---------------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one document.

  14.12    GENDER AND NUMBER.  Within this Agreement, words of any gender shall
           -----------------
be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

  14.13    SECTION HEADINGS.  The Section headings contained in this Agreement
           ----------------
are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Sections hereof.

  14.14    EXHIBITS INCORPORATED BY REFERENCE.  All exhibits attached to this
           ----------------------------------
Agreement are incorporated into this Agreement by reference.

  14.15    PUBLICITY.  Seller and Purchaser shall not issue any press release or
           ---------
make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of Purchaser, prior approval by Seller would prevent the timely dissemination of such release or statement in violation of applicable federal securities laws, rules or regulations or statement in violation of applicable federal securities laws, rules or regulations or policies of NASDAQ. In the event Purchaser is required by applicable federal securities laws, rules or regulations or policies of NASDAQ to make any public disclosure relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without first obtaining the approval of the Seller, then Purchaser shall provide to Seller no less than forty-eight (48) hours advance notice (by telephone and confirmed in writing by facsimile) and Seller shall then have the option to terminate this Agreement upon written notice from Seller to Purchaser. In the event that Purchaser terminates this Agreement pursuant to this Section 14.15, then: (a) this Agreement shall be terminated and cancelled as of the date of delivery of the termination notice to Seller and, except for the obligations of Purchaser set forth in Section 3.2.3 and Article 12 of this Agreement, neither Seller nor Purchaser shall thereafter have any rights or obligations under this Agreement; (b) Escrow shall be cancelled; (c) Purchaser shall pay any reasonable cancellation or termination fee, if any, charged by Escrow Holder; and (d) the Initial Deposit shall be returned to Purchaser by Escrow Holder, together with any interest earned thereon. Seller and Purchaser agree to promptly execute any documents reasonably requested by the other party or Escrow Holder to evidence the termination of this Agreement and the cancellation of Escrow.

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the date first above written.

                    "SELLER"

                    JOHN S. MCCOY and ELAINE L. MCCOY,
                    Trustees of the McCoy Family Trust dated November 11, 1991

                    /s/ John S. McCoy
                    ----------------------------------------
                    John S. McCoy, Trustee

                    /s/ Elaine L. McCoy
                    ----------------------------------------
                    Elaine L. McCoy, Trustee

                    LARRY E. CHERNOFF and DEBORAH H. CHERNOFF, Trustees of the Chernoff Family Trust dated October 31, 1991

                    /s/ Larry E. Chernoff
                    ----------------------------------------
                    Larry E. Chernoff, Trustee

                    /s/ Deborah H. Chernoff
                    ----------------------------------------
                    Deborah H. Chernoff, Trustee

                    CHARLES H. CHUBAK and PATRICIA A. CHUBAK,
                    Trustees of the Chubak Family Trust dated January 10, 1992

                    /s/ Charles H. Chubak
                    -----------------------------------------
                    Charles H. Chubak, Trustee

                    /s/ Patricia A. Chubak
                    -----------------------------------------
                    Patricia A. Chubak, Trustee

                    ROBERT SOLOMON and PAMELA SOLOMON, Trustees of the Solomon Family Trust dated January 23, 1997

                    /s/ Robert Solomon
                    -----------------------------------------
                    Robert Solomon, Trustee

                    /s/ Pamela Solomon
                    -----------------------------------------
                    Pamela Solomon, Trustee

                    "PURCHASER"

                    FOUR MEDIA COMPANY,
                    a Delaware corporation

                    By: /s/ Robert T. Walston
                       --------------------------------------
                    Print Name: Robert T. Walston
                    Title: Chairman & Chief Executive Officer